EXHIBIT 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Jenny Barker 615-319-5857
FINANCIAL CONTACT:	Harold Carpenter 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL ENHANCES CAPITAL POSITION
TO SUPPORT PLANS FOR CONTINUED RAPID GROWTH
     NASHVILLE, Tenn., July 18, 2008 — Pinnacle Financial Partners Inc. (Nasdaq/NGS: PNFP) today reported that it had entered into an agreement to sell one million shares of its authorized but unissued common stock via a private placement to mutual funds and certain other institutional accounts managed by T. Rowe Price Associates, Inc. at $21.50 per share.
     Proceeds from this sale of common stock are expected to be used for general corporate purposes, including supporting the continued, anticipated growth of Pinnacle National Bank. Pinnacle anticipates closing this transaction on or before July 23, 2008.
     Pinnacle also reported that Pinnacle National Bank had received a commitment from SunTrust Bank for a $15 million subordinated term loan. The loan will bear interest at market rates, mature in seven years and will qualify as Tier 2 capital for regulatory capital purposes. Pinnacle anticipates closing this transaction on or before July 31, 2008.
     Pinnacle anticipates that these transactions, aggregating $36.5 million in additional growth capital, will dilute its previously announced guidance for fully diluted earnings per share for the third quarter of 2008 by $0.01 per fully diluted share and for the year ended Dec. 31, 2008 by $0.02 per fully diluted share.
     The shares of common stock to be sold will not be registered under the Securities and Exchange Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.
     The firm began operations in a single downtown Nashville location in October 2000 and has since grown to $4.1 billion in assets. In 2007, Pinnacle launched an expansion into Knoxville, another high growth MSA. Pinnacle the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and two in Knoxville.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans or consummate the above described capital transactions and (viii) changes in state and Federal legislation or regulations applicable to financial services providers, including banks. Additionally, risk factors exist in connection with Pinnacle’s merger with Mid-America including, among others, (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated, (2) disruption from the merger with customers, suppliers or employee relationships, and (3) the risk of successful integration of the two companies’ businesses. Many of such factors are beyond Pinnacle’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.